As filed with the Securities and Exchange Commission on June 12, 2001
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    ------------------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    ------------------------------------


                      ZENITH NATIONAL INSURANCE CORP.
           (Exact Name of Registrant as Specified in Its Charter)

              Delaware                               95-2702776
 (State or Other Jurisdiction of           (IRS Employer Identification No.)
   Incorporation or Organization)

                            21255 Califa Street
                      Woodland Hills, California 91367
            (Address of Principal Executive Offices) (Zip Code)

      Zenith National Insurance Corp. 1996 Employee Stock Option Plan
                          (Full Title of the Plan)

                               Stanley R. Zax
                      Zenith National Insurance Corp.
                            21255 Califa Street
                      Woodland Hills, California 91367
                  (Name and Address Of Agent For Service)

                               (818) 713-1000
       (Telephone Number, Including Area Code, Of Agent For Service)



                    ------------------------------------


CALCULATION OF REGISTRATION FEE

Title of Securities       Amount to be     Proposed Maximum Offering         Proposed Maximum          Amount of Registration
to be Registered           Registered         Price Per Share (1)       Aggregate Offering Price (1)          Fee (1)

Common Stock, par
value $1.00 per share       250,000(2)        $26.85                      $6,712,500                    $1,678.13
==============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock of Zenith National Insurance Corp. ("Common Stock") on the New York Stock Exchange on June 8, 2001.

(2) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Zenith National Insurance Corp. 1996 Employee Stock Option Plan.


                   REGISTRATION OF ADDITIONAL SECURITIES

                  Pursuant to a Registration Statement on Form S-8, Registration Number 333-04399 (the "Original Registration Statement"), filed on May 23, 1996, ZENITH NATIONAL INSURANCE CORP. (the "Registrant") registered 2,176,000 shares of its common stock, $1.00 par value (the "Common Stock") to be offered under the Registrant's 1996 Employee Stock Option Plan (the "Plan"). On May 24, 1999, the Registrant registered an additional 250,000 shares of Common Stock to be offered under the Plan. This Registration Statement (this "Registration Statement") is being filed to register an additional 250,000 shares of Common Stock that may be issued under the Plan. The contents of the Original Registration Statement are hereby incorporated by reference into this Registration Statement.


                          EXHIBITS


Exhibit No.               Description

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered
23.1                      Consent of PricewaterhouseCoopers LLP,
                          independent accountants
23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in their opinion filed as Exhibit 5.1)


                             POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Stanley R. Zax his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                 SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodland Hills, State of California, on this 12th day of June, 2001.

                      ZENITH NATIONAL INSURANCE CORP.


                             By:     /s/ Stanley R. Zax
                                  -----------------------------------------
                                                Stanley R. Zax
                                  Chairman of the Board and President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on June 12, 2001.


    /s/ Stanley R. Zax                            Chairman of the Board,
----------------------------------------------    President and Director
        Stanley R. Zax                           (Principal Executive Officer)


  /s/ William J. Owen                             Senior Vice President
--------------------------------------------      and Chief Financial Officer`
      William J. Owen                            (Principal Accounting Officer)



   /s/ Max M. Kampelman                           Director
------------------------------------------
       Max M. Kampelman


   /s/ Robert J. Miller                           Director
----------------------------------------------
       Robert J. Miller


   /s/ Leon Panetta                               Director
--------------------------------------------
       Leon Panetta


   /s/ William Steele Sessions                    Director
--------------------------------------------
       William Steele Sessions


   /s/ Harvey L. Silbert                          Director
--------------------------------------------
       Harvey L. Silbert


   /s/ Gerald Tsai, Jr.                           Director
----------------------------------------------
       Gerald Tsai, Jr.


   /s/ Michael Wm. Zavis                          Director
-----------------------------------------
       Michael Wm. Zavis




                                                                Exhibit 5.1

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           300 SOUTH GRAND AVENUE
                     LOS ANGELES, CALIFORNIA 90071-3144

                            TEL: (213) 687-5000
                            FAX: (213) 687-5600



                                                               June 11, 2001

Zenith National Insurance Corp.
21255 Califa Street
Woodland Hills, California  91367

                           Re:      Zenith National Insurance Corp.
                                    Registration Statement on Form S-8

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 250,000 shares (the "Shares") of common stock, par value $1.00 per share ("Common Stock"), of Zenith National Insurance Corp. (the "Company") to be issued by the Company under the Zenith National Insurance Corp. 1996 Employee Stock Option Plan (the "Plan").

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Certificate of Incorporation of the Company and the Bylaws of the Company, (iii) a specimen certificate representing the Common Stock, (iv) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plan and the Registration Statement, and (v) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, assuming the valid issuance of options pursuant to the Plan and the conformity of the certificates representing the Shares to the form thereof examined by us, the Shares, when issued upon exercise of options in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                     Very truly yours,


                                     Skadden, Arps, Slate, Meagher & Flom LLP




                                                                 Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-_____) of our report dated February 7, 2001 relating to the consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which appears in the 2000 Annual Report to Stockholders of Zenith National Insurance Corp. (the "Company"), which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 7, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP



Los Angeles, California
June 12, 2001